UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Starbucks Corporation

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Starbucks Corporation (the “Company” or “Starbucks”) today announced that Rosalind (Roz) Brewer has informed the Company that she is resigning from her position as chief operating officer and group president, effective February 26, 2021, to become the chief executive officer of another publicly traded company.

Beginning February 8, 2021, Ms. Brewer’s responsibilities will transition to other members of the Starbucks leadership team. Rossann Williams, executive vice president, president U.S. company-operated business and Canada and a 16 year Starbucks partner (employee), will assume responsibility for the U.S. licensed stores, Latin America, Global Supply Chain and Global Store Concepts/Area Transformation businesses. Brady Brewer, executive vice president, chief marketing officer and a 19 year Starbucks partner, will lead technology, analytics & insights, and innovation culture and methodologies.

Ms. Brewer will also resign her position as a member of the Company’s Board of Directors effective February 26, 2021 and will no longer be a nominee for re-election at the Company’s Annual Meeting of Shareholders to be held on March 17, 2021. Effective upon Ms. Brewer’s departure from the Board, the size of the Board will be reduced by one.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 26, 2021

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
executive vice president, general counsel and secretary